Exhibit 99.1

Press Release
For further information:
At Midwest Banc Holdings, Inc.: James J. Giancola, President/CEO (708) 865-0385
At Royal American Corporation: Jay Fritz, Chairman/CEO (847) 202-8300
MIDWEST BANC HOLDINGS TO BUY ROYAL AMERICAN CORPORATION
Royal American Bank to Merge Into Midwest Bank and Trust Company in a
Stock and Cash Transaction
The Merger Creates 23-Branch Bank with $2.9 Billion in Assets
Royal American CEO Jay Fritz to Become President/COO at Midwest Bank
MELROSE PARK, IL—February 8, 2006—Midwest Banc Holdings, Inc. (NASDAQ: MBHI) and Royal American Corporation (“RAC”) today announced an agreement to merge Royal American Bank into Midwest Bank and Trust Company, creating a 23-branch bank with more than $2.9 billion in assets. Jay Fritz, Chairman and Chief Executive Officer of Royal American, will become President and Chief Operating Officer of Midwest Bank and Trust Company.
“We are very pleased to welcome the Royal American employees and shareholders to the Midwest family. Jay Fritz and his management team and Board have built and run an outstanding organization with an unsurpassed record of asset quality and client service. This acquisition exemplifies the type of combination anticipated in our growth strategy for the Chicago area,” said James J. Giancola, President and Chief Executive Officer of Midwest Banc Holdings. “Broader market coverage and increased convenience for our combined customer base are clear benefits of the transaction, as is the addition of talented and service-oriented commercial bankers. Royal American’s team of banking professionals is probably the most valuable feature of this transaction. As part of the transaction, we will enter into retention agreements with senior and middle management of Royal American through Midwest’s restricted stock plan with cliff vesting varying from eighteen months to five years.”
“We also anticipate a more diversified and lower risk balance sheet as we merge the two banks,” Giancola added. “Midwest Bank has a long history of outstanding service in commercial real estate lending, while Royal American has a substantial and growing base of commercial and industrial customers, plus a proven ability to build deposits through transaction accounts. In addition, the combination of Royal American’s $200 million trust and wealth management services with Midwest’s investment and brokerage activities will be a growing revenue source into the future as we add services for our customers.”

The consideration paid to Royal American shareholders will include 2.88 million shares of Midwest Banc Holdings’ stock and $64.3 million in cash. “We based the fixed exchange ratio on the 20-day volume weighted average price of our stock ending on the close of business last Friday to eliminate any day-to-day fluctuations in the price of our stock. Using this average price, the transaction is valued at $130.2 million,” explained Giancola. Midwest Banc Holdings shares will comprise up to 51% of the purchase price, at an exchange ratio of 3.58429 shares for each Royal American share. The remainder will be paid in cash at a rate of $80 per Royal American share. The transaction is expected to close in mid-2006, pending approval by both regulatory agencies and Royal American shareholders. Royal American’s board of directors and senior officers, who own or control approximately 44% of outstanding shares, have committed to vote in favor of the deal.
The acquisition would make Midwest Bank the 20th largest bank in the Chicago area, based on deposits, and fill in the geographic footprint of both banks, Giancola noted. Royal American’s branch locations in Bensenville, Bloomingdale, Buffalo Grove, Elgin, Inverness and Naperville provide a complementary footprint for Midwest Bank branches in Addison, Downers Grove, Hinsdale, Long Grove, Norridge and Roselle. Midwest Bank operates a total of 17 branches in Cook, DuPage, Lake and McHenry counties.
“Our combined footprint would increase both our total coverage and the depth of services available in the northwest, west and southwest suburban markets that both banks serve today,” Giancola said. “Both banks manage a relatively high level of deposits per branch—approximately $90 million for Midwest Bank and $77 million at Royal American.”
In 2005, Royal American recorded net income of $5.1 million, yielding a return on assets of 1.09% and a return on average equity of 12.09%. Commercial lending made up approximately 35% of the $438.7 million loan portfolio, while transaction accounts, money market accounts and savings made up 61.8% of the $463.9 million in total deposits. Both banks have high asset quality levels, with nonaccruing loans equal to 0.44% of total loans, on a combined basis, as of December 31, 2005.
Midwest Banc Holdings expects to incur approximately $1.6 million (net of tax) in restructuring costs as the two banks are integrated, yielding annualized cost reductions of approximately $1.8 million (net of tax) for the combined organization. Restructuring costs would likely be recognized in the first quarter following the close of the transaction. Current projections indicate that the transaction will be accretive to earnings in the first 12 months following the close.
“We anticipate a smooth integration process and a substantial benefit from the talented people who will be joining our organization,” Giancola said.
Fritz and other investors founded Royal American in 1991 after he served as Chief Executive Officer of the then $500 million First Chicago Bank of Mt. Prospect. His lengthy career in the Chicago metropolitan area includes positions at Northern Trust, First National Bank of Libertyville and Continental Illinois National Bank.

“When we founded Royal American just 15 years ago, we believed we could build a solid business around total commitment to customers, unwavering service and strong asset quality,” Fritz said. “The response from customers in our service area—both through account openings and long-term relationships—has been tremendous. We are very enthusiastic about the opportunity to combine our strengths with a bank that shares our strong customer focus, creating the opportunity to expand substantially across a broader market.”
Fritz and Thomas A. Rosenquist, president of Lake County Grading Company of Libertyville and a director of Royal American, will join the boards of both Midwest Bank and Midwest Banc Holdings, following the closing of the transaction.
Kelly O’Keeffe, a founder of Royal American Bank and its president since 1997, will become an executive vice president of Midwest Bank, reporting to Fritz. He served with Fritz at First Chicago Bank of Mt. Prospect and Northern Trust, in addition to a public service career with the Illinois Department of Financial and Professional Regulation.
Brogan Ptacin, executive vice president and senior loan officer at Royal American Bank, will become executive vice president and head of commercial and industrial lending at Midwest Bank, reporting to Fritz. Ptacin joined Royal American Bank in 1995 after a twelve year career with American National Bank leaving as president of their Melrose Park subsidiary.
Mary King Wilson, executive vice president and chief financial officer of Royal American, will become senior vice president and comptroller at Midwest Bank, reporting to Daniel Kadolph, chief financial officer of Midwest Banc Holdings. Prior to joining Royal American in 2003, her career included positions with Community Bank-Wheaton/Glen Ellyn, State Bank of Illinois and the financial institutions group of accounting firm McGladrey & Pullen, LLP.
“Tom, Kelly, Brogan, Mary and the rest of our team relish the opportunity to expand from a larger base at Midwest Bank,” Fritz said. “This combination can lead to substantial new client relationships and financial growth.”
James J. Giancola, President and Chief Executive Officer of Midwest Banc Holdings, Inc., and Jay Fritz, Chairman and Chief Executive Officer of Royal American Corporation, will discuss details of the pending transaction on a webcast conference call today, February 8, 2006, at 11 a.m. Eastern, 10 a.m. Central time. They will be joined on the call by senior officers of both companies.
Interested parties wishing to participate in the interactive portion of the call can dial in at (877) 407-0778 or (201) 689-8565 for International calls. The live webcast can be accessed at www.midwestbanc.com and will be available for replay on that website through May 8, 2006. The audio replay may be accessed through February 15, 2006 at (877) 660-6853 or (201) 612-7415 for International calls, account number 286, conference ID number 192357.
Friedman Billings Ramsey and Lewis, Rice & Fingersh, LC advised Midwest Banc Holdings, Inc. on this transaction. Ryan Beck and Company and Barack Ferrazzano Kirschbaum Perlman & Nagelberg advised Royal American Corporation.

ABOUT MIDWEST BANC HOLDINGS
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., and Midwest Bank Insurance Services, L.L.C. For more information, please visit: www.midwestbanc.com.
Midwest Bank and Trust Company was established in 1959 in Elmwood Park, Illinois to provide community and commercial banking services to individuals and businesses in the western suburbs of Chicago. Today, the $2.3 billion bank operates from 17 branches in Cook, DuPage, Lake and McHenry counties. For more information, please visit: www.midwestbank.com.
ABOUT ROYAL AMERICAN BANK
Royal American Bank was founded in 1991 as an institution dedicated to serving privately owned and closely held businesses and their teams of executives. Today, the bank operates six branches in Cook, DuPage, Kane and Lake counties, with total assets in excess of $500 million.
Royal American Bank has established a strong track record of success by emphasizing long-term relationships with both owner-operated businesses and individuals. The bank seeks to establish deep relationships with clients by offering a broad array of customized services and an above-average frequency of contact with its customers. For more information, please visit www.royalamerican.com.
Information about Midwest Banc Holdings and Royal American
In connection with the proposed acquisition of Royal American by Midwest Banc Holdings, Midwest Banc Holdings will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Midwest Banc Holdings’ common stock to be issued to the shareholders of Royal American. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Royal American seeking their approval of the proposed transaction.
WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MIDWEST BANC HOLDINGS, ROYAL AMERICAN AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request to:
•	Midwest Banc Holdings, Inc. (Phone: (708) 865-1053; Mail: Chief Financial Officer, Midwest Banc Holdings, Inc., 501 W. North Avenue, Melrose Park, Illinois 60160).

•	Royal American Corporation. (Phone: (847) 202-8300; Mail: Investor Relations Department, 1604 W. Colonial Parkway, Inverness, Illinois 60067).
Midwest Banc Holdings, Royal American and their respective directors, executive officers, and certain other members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Royal American in connection with the merger transaction. For information about Midwest Banc Holdings’ directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by Midwest Banc Holdings, which is available on its web site and at the address provided in the preceding paragraph. Information regarding Royal American’s directors, executive officers and members of management and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of Midwest Banc Holdings and Royal American described above and other relevant materials to be filed with the SEC.
Forward-Looking Statements
This press release contains comments and information that constitute “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability of the companies to obtain the required shareholder or regulatory approvals for the transaction; the ability of the companies to consummate the transaction; the ability to successfully integrate the companies following the transaction; a material adverse change in the financial condition, results of operations or prospects of either company; the ability to fully realize the expected cost savings and revenues or the ability to realize them on a timely basis; the risk of borrower, depositor and other customer attrition after the transaction is completed; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Midwest Banc Holdings with the Securities and Exchange Commission. When used in this press release, the words “anticipate,” “can,” “would,” “expect,” “projection,” “indicate,” “will,” “likely,” “to be,” and similar expressions as they relate to either company or the proposed transaction are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. Midwest Banc Holdings does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

TRANSACTION SUMMARY
•	Midwest Banc Holdings, Inc. is to acquire Royal American Corporation.

*Total Purchase Price ($MM):	$130.2
Price to Fully Diluted Book Value:	287.94%
Price to Fully Diluted Tangible Book Value:	287.94%
Price to LTM Earnings:	25.36x
Price to 2006 Estimated Earnings:	22.25x
Deal Price to Assets:	24.58%
Core Deposit Premium:	29.63%
Anticipated Cost Savings, after-tax ($MM):	$1.8
Anticipated Restructuring Costs, after-tax ($MM):	$1.6
Pro Forma Tangible Equity/Tangible Assets:	6.78%
Consideration:	51% Stock, 49% Cash
Fixed Exchange Ratio:	3.58429
Pro Forma Ownership MBHI:	88%
Pro Forma Ownership RAC:	12%
*Total Purchase Price is computed using the 20 day initial volume weighted average price of $22.8776 as of February 3, 2006 for the stock component of the transaction plus the cash component of $80.00 per RAC share.
•	Contingencies:
•	Regulatory approval from both federal and state agencies.

•	Approval by a majority of Royal American Corporation shareholders. Directors and officers own or control approximately 44% of the company’s shares and have committed to voting in favor of the transaction.
•	Timing:
•	Transaction is likely to close in mid-2006
•	Related terms:
•	Pre-closing, Royal American will incur pre-tax compensation expense of $7.7 million for acceleration of stock appreciation rights previously granted to executive and senior employees. These expenses are expected to be partially offset by Royal American’s earnings for the period prior to closing.

•	Mutual termination fee of $5.0 million, if Royal American terminates up to an additional $500,000 for reimbursable expenses may be paid.

EXPANDED GEOGRAPHIC FOOTPRINT
•	23 branches in Cook, DuPage, Kane, Lake and McHenry counties
•	Combined bank pro-formas:
•	20th largest bank in Illinois (in deposits)

•	$2.9 billion in assets

•	$1.8 billion of loans

•	$2.0 billion of deposits
•	Consistent corporate cultures
•	Community banking model
•	Small-to-mid-size companies
•	Local, in-market relationships

DEPOSIT MIX
December 31, 2005 (Unaudited)

	MBHI		RAC		Pro Forma
		% of		% of		% of
	Amount	Deposits	Amount	Deposits	Amount	Deposits
	(Dollars in thousands)
Transaction accounts	$313,809	20.5%	$128,114	27.6%	$441,923	22.3%
Money market and savings	307,241	20.2	158,632	34.2	465,873	23.4
Retail CDs	752,028	49.4	13,135	2.8	765,163	38.5
CDs > $100,000	150,306	9.9	164,040	35.4	314,346	15.8

Total deposits	$1,523,384	100.0%	$463,921	100.0%	$1,987,305	100.0%

LOAN MIX
December 31, 2005 (Unaudited)

	MBHI		RAC		Pro Forma
		% of Gross		% of Gross		% of Gross
	Amount	Loans	Amount	Loans	Amount	Loans
	(Dollars in thousands)
Commercial	$201,284	14.9%	$151,230	34.5%	$352,514	19.7%
Construction	358,785	26.5	35,166	8.0	393,951	22.0
Commercial real estate*	496,819	36.8	192,471	43.9	689,290	38.4
Consumer
Home equity	115,429	8.5	31,019	7.1	146,448	8.2
Other consumer	4,273	0.3	4,945	1.1	9,218	0.5

Total consumer	119,702	8.8	35,964	8.2	155,666	8.7
Residential mortgage	176,096	13.0	23,841	5.4	199,937	11.2

Total loans, gross	$1,352,686	100.0%	$438,672	100.0%	$1,791,358	100.0%

STRONG CREDIT QUALITY
December 31, 2005 (Unaudited)

	MBHI	RAC	Pro Forma
Nonaccruing loans/total loans	0.58%	0.00%	0.44%
Nonperforming assets/total assets	0.83	0.00	0.67
Net charge-offs/average loans	0.09	0.01	0.07
Allowance/total loans	1.31	1.14	1.27
Provision for loan losses/total loans	0.19	0.18	0.19